Exhibit 23.2


                   [Letterhead of PricewaterhouseCoopers]


                                                 PricewaterhouseCoopers LLP
                                                      Chartered Accountants
                                          1250 Rene-Levesque Boulevard West
                                                                 Suite 3500
                                                           Montreal, Quebec
                                                             Canada H3B 2G4
                                                Telephone +1 (514) 205 5000
                                                Facsimile +1 (514) 938 5709
                                               Direct Fax +1 (514) 876-8158








To the Shareholders of
Consoltex Group Inc.



CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this General Form for Registration of Securities on Form 10 of our report dated February 15, 2000 (Except for Note 21, which is at April 9, 2001) relating to the consolidated statements of operations and comprehensive income, shareholder's equity and cash flows of Consoltex Group Inc. for the year ended December 31, 1999.


(signed PricewaterhouseCoopers LLP)



May 17, 2002